EXHIBIT 99.1

ADAPTIX, INC.

Report of Independent Auditors and
Consolidated Financial Statements

December 31, 2010 and 2009

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
Adaptix, Inc.

We have audited the accompanying consolidated balance sheets of Adaptix, Inc. (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, contingently redeemable stock and changes in stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Adaptix, Inc. as of December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses and negative cash flows from operations since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moss Adams LLP

Seattle, Washington
March 21, 2012

ADAPTIX, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010 AND 2009
(In Thousands of Dollars, Except Share Amounts)

ADAPTIX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2010 AND 2009
(In Thousands of Dollars)

ADAPTIX, INC.
CONSOLIDATED STATEMENTS OF CONTINGENTLY REDEEMABLE STOCK AND CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2010 AND 2009
(In Thousands of Dollars, Except Share Amounts)

ADAPTIX, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2010 AND 2009
(In Thousands of Dollars, Except Share Amounts)

ADAPTIX, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
. DECEMBER 31, 2010 AND 2009

Note 1 - Description of Business and Liquidity and Managements Plan

Description of Business - Adaptix, Inc. and subsidiaries (“Adaptix” or “the Company”) is headquartered in Carrollton, Texas, and is dedicated to the research and development of post-third generation (“Post-3G”) broadband wireless telecommunications technologies. The Company is a leading developer of Orthogonal Frequency-Division Multiple Access (“OFDMA”) technology and plans to license this technology to the telecommunication industry.

Adaptix, Inc. was incorporated in Delaware on April 29, 2004. During 2004, Adaptix, Inc. formed Adaptix Holdings, Inc. (“Adaptix Holdings”), a wholly owned subsidiary in Cayman Island, and subsequently formed Adaptix Technology (“Shanghai”) Co. Ltd. (“Adaptix Shanghai”), a wholly owned subsidiary in Shanghai, China, via Adaptix Holdings. The sole purpose of Adaptix Holdings was investment holding, and Adaptix Shanghai was product development. Adaptix Shanghai was closed in August 2008, the investment in the subsidiary abandoned, and legally deregistered with the Peoples Republic of China on August 5, 2009.

Liquidity and Management Plan - The accompanying consolidated financial statements have been prepared on a going concern basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include adjustments relating to the recoverability of recorded asset amounts or the amounts or classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has incurred losses and negative cash flows from operations since inception. Management expects operating losses and negative cash flows to continue for the foreseeable future as the Company incurs additional costs and expenses related its patent licensing efforts and other promotional activities. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

The Company’s ability to meet its obligations in the ordinary course of business is dependent upon its ability to raise additional financing through public or private equity financing, to establish profitable operations, to enter into collaborative or other arrangements with corporate sources, or to secure other sources of financing to fund operations. Management intends to raise working capital through additional debt and/or equity financing in the year 2011. However, there can be no assurance that such financing can be successfully completed on terms acceptable to the Company (Note 11).

Basis of Presentation - The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany accounts and transactions have been eliminated upon consolidation.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ADAPTIX, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
. DECEMBER 31, 2010 AND 2009

Note 2 - Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments - Fair values of cash equivalents, accounts payable and accrued expenses approximate the carrying amounts because of their short term nature. The Company’s debt obligations bear interest at rates that approximate the current rates for financial instruments with a similar degree of risk and duration.

Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist primarily of money market instruments.

Restricted Cash - Restricted cash at December 31, 2009 consists of $37,000 used to collateralize a letter of credit securing a building lease located in the United States that expired in 2010.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents. The Company maintains its cash accounts with financial institutions where, at times, deposits exceed federally insured limits.

Property and Equipment - Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of operations. Repairs and maintenance costs are expensed as incurred.

Intangible Assets - The Company holds intellectual property and various patents related to Post-3G wireless telecommunications and OFDMA technologies that have zero carrying value. In 2010, the Company sold patents with zero carrying value for proceeds of $1,000,000. The proceeds are recorded as a gain on sale of patents in the consolidated statement of operations. There were no patent or intangible asset sales in 2009.

Impairment of Long-Lived Assets - The Company assesses the impairment of long-lived assets whenever events or changes in business circumstances indicate that the carrying amounts of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset (or group of assets) and its eventual disposition is less than its carrying amount. The Company has not recognized any impairment losses for the years ended December 31, 2010 and 2009.

Revenue Recognition - Revenue, if generated, would consist of patent and intellectual property licensing in the Company’s portfolio to the telecommunication industry. The timing and amount of revenue recognized from each customer depends upon a variety of factors, including the specific terms of each agreement and the nature of the deliverables and obligations. Such agreements are often complex and include multiple elements. The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) No. 605, Revenue Recognition with Multiple-Element Arrangements.

Advertising Costs - Advertising costs are expensed as incurred. The Company did not incur advertising costs in the years ended December 31, 2010 and 2009.

ADAPTIX, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
. DECEMBER 31, 2010 AND 2009

Note 2 - Summary of Significant Accounting Policies (Continued)

Income Taxes - The Company follows the asset and liability method of accounting for income taxes pursuant to ASC 740, Income Taxes. This method requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statements and tax basis of assets and liabilities at the applicable enacted tax rates. Accounting principles generally accepted in the United States of America require a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of its deferred tax assets will not be realized.

Accounting for Stock-Based Compensation - The Company has a stock-based employee compensation plan, which is described in Note 7. The Company applies the provisions of ASC 718, Stock Compensation, which requires recognition of expense related to the fair value of the Company’s share-based compensation.

In determining the fair value of stock options granted, the following key assumptions were used in the Black-Scholes option pricing model:

Dividend yield	0%
Risk-free interest rate	5%
Volatility	50%
Expected life	4 years

No stock options were granted during the years ended December 31, 2010 or 2009.

The Company has not declared or paid any dividends and do not currently expect to do so in the future. The risk-free interest rate used in the Black-Scholes valuation method is based on the implied yield currently available in U.S. Treasury securities at maturity with an equivalent term. Expected volatility is based on an average volatility of stock prices for a group of publicly traded companies with similar product offerings. The expected term of options represents the period that the stock-based awards are expected to be outstanding for the remaining unexercised shares. Consideration was given to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior.

The Company’s stock price volatility and option lives involve management’s best estimates, both of which impact the fair value of the option calculated under the Black-Scholes methodology and, ultimately, the expense that will be recognized over the life of the option. ASC 718 also requires that the Company recognize compensation expense for only the portion of options expected to vest. Therefore, management applied an estimated forfeiture rate of 5% that was derived from historical employee termination behavior and consideration of the stock option ownership demographics.

If the actual number of forfeitures differs from these estimates, additional adjustments to compensation expense may be required in future periods.

ADAPTIX, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
. DECEMBER 31, 2010 AND 2009

Note 2 - Summary of Significant Accounting Policies (Continued)

Product Warranty - The Company accrues for warranty costs as part of its cost of sales based on associated material product costs, technical support labor costs, and associated overhead. The Company stopped commercial production and the sale of Post 3G telecommunication equipment during 2008. There was no warranty expense for the years ended December 31, 2010 and 2009.

Subsequent Events - Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before consolidated financial statements are available to be issued. The Company has evaluated subsequent events through March 21, 2012, which is the date the consolidated financial statements were available to be issued.

Recent Accounting Pronouncements - In December 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-17, which codifies Statement of Financial Accounting Standards (“SFAS”) No. 167, Amendments to FASB Interpretation No. 46(R) issued in June 2009. ASU 2009-17 requires a qualitative approach to identifying a controlling financial interest in a variable interest entity (“VIE”), and requires ongoing assessment of whether an entity is a VIE and whether an interest in a VIE makes the holder the primary beneficiary of the VIE. ASU 2009-17 is effective for annual reporting periods beginning after November 15, 2009. The Company does not expect the adoption of ASU 2009-17 to have a material impact on its consolidated financial statements.

In January 2010, the FASB issued ASU 2010-6, Improving Disclosures About Fair Value Measurements (“ASU 2010-6”), which requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. ASU 2010-6 is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures, which are effective for annual periods beginning after December 15, 2010. The adoption of ASU 2010-6 did not have a material impact on the Company’s consolidated financial statements.

ADAPTIX, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
. DECEMBER 31, 2010 AND 2009

Note 3 - Property and Equipment

A summary of property and equipment at December 31 is as follows (in thousands of dollars):

Depreciation and amortization expense was $9,000 and $46,000 for the years ended December 31, 2010 and 2009, respectively.

Note 4 - Notes Payable and Convertible Debt to Stockholders

Convertible Secured Promissory Notes - During 2009 and 2008, the Company issued $2,000,000 and $5,500,000, of convertible secured promissory notes in exchange for cash from the Company’s preferred stock holders, respectively. The notes bear interest at an annual rate of 12% compounded annually. The notes bear interest of an additional 2% on delinquent amounts. The notes are payable on demand, and collateralized by substantially all accounts, contracts, deposit accounts, documents, equipment, general intangibles, intellectual property, inventory and investment property of the Company. The notes’ principal and unpaid accrued interest are convertible into the Company’s Series A Convertible Preferred Stock at a conversion price of $0.90 per share. As of December 31, 2010 the Company has issued a total of $15,500,000 convertible secured promissory notes in exchange for cash with an outstanding principal balance of $20,383,000, and accrued interest payable of $1,530,000. The Company has not paid any principal or interest on the notes since issuance.

If the principal and interest on all the convertible and secured promissory notes were converted into Series A Convertible Preferred Stock, as of December 31, 2010, 24,348,000 shares would be issued. The notes converted into Series A Convertible Preferred Stock would accrue $14,627,000 cumulative dividends payable and have a liquidation value of $88,751,000 (Note 5).

ADAPTIX, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
. DECEMBER 31, 2010 AND 2009

Note 5 - Preferred and Common Stock

Series A Convertible Preferred Stock

Voting - The holders of Series A Convertible Preferred and Junior Convertible Preferred Stocks are entitled to vote, together with the holders of common stock, on all matters presented to stockholders for a vote. Each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

Dividends - The holders of the Series A Convertible Preferred Stock (Series A) are entitled to receive cumulative annual dividends of $0.072 per share. The dividends are to be accrued and compounded annually, if not declared by the Board of Directors and paid for the year. The dividend payable on issued Series A is accretive back to the first Series A issue date of May 11, 2004. Dividends or other distributions to the Junior Preferred and common stock cannot be made until all declared or accrued dividends on the Series A have been paid. Through December 31, 2010, no dividend has been paid by the Company.

Liquidation Preference - In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of the then outstanding Series A Convertible Preferred Stock shall receive for each share an amount equal to $0.90 per share, plus all declared but unpaid dividends, payable in preference and priority to any payments made to the holders of the then outstanding Junior Convertible Preferred and common stock. The remaining assets shall be distributed first to Series A Convertible Preferred and Junior Convertible Preferred shareholders on a pro-rata common equivalent basis, until Junior Preferred shareholders have received $1.286 per share, before any payment can be made to the common shareholders. Upon completion of the above distribution, the holders of the Series A Preferred and Junior Convertible Preferred will participate on a pro-rata common equivalent basis with the holders of the common stock in any further distributions.

Conversion - The Series A Preferred are convertible at the option of the holder to common stock at the original issuance price. Series A Preferred automatically converts into common stock at the effective conversion rate at the earlier of the (1) closing of an underwritten public offering at a price per share of at least five times the original Series A Preferred price subject to, certain adjustments, resulting in at least $50,000,000 of gross proceeds or (2) at a date specified by the vote or written consent of a majority of the holders of the outstanding shares of Series A Preferred.

The Junior Convertible Preferred automatically converts into common stock at the effective conversion rate at the earlier of the (1) mandatory conversion of Series A Preferred or (2) at a date specified by the vote or written consent of a majority of the holders of the outstanding Junior Preferred.

Redemption - The holders of at least the majority of the outstanding Series A Preferred may, at any time after May 2009, require the Company to redeem their shares at a price per share equal to the greater of (1) the sum of Series A Convertible Preferred Stock original issue price plus accrued and unpaid dividends and (2) the fair market value of the Series A Convertible Preferred Stock, for the number of shares of Series A Preferred requested to be redeemed by the holder. As of December 31, 2010, no Series A Preferred shares have been redeemed.

ADAPTIX, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
. DECEMBER 31, 2010 AND 2009

Note 5 - Preferred and Common Stock (Continued)

The Company was acquired by Acacia Research Corporation, an SEC registrant, on January 12, 2012 (Note 11). The Company adopted ASC 480-10-S99. Distinguishing Debt from Equity, which is applicable to SEC registrants. The Company’s preferred stock includes contingent redemption features that are outside of the control of management. In accordance with ASC 480-10-S99, the Company classified Series A preferred stock in mezzanine equity.

For the years ended December 31, 2010 and 2009, the Company has accreted cumulative dividends related to the Series A Preferred in amounts of $3,828,000 and $3,546,000, respectively. The total cumulative dividends accreted and recorded as of December 31, 2010 and 2009 were $20,690,000 and $16,862,000, respectively. If the principal and interest on the convertible secured promissory notes were converted into Series A an additional dividend in the amount of $14,627,000 would accrue and be payable (Note 4).

Common Stock - Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the preferential rights of holders of all classes of stock outstanding.

Adaptix Shanghai Operation and Stock Option Activities - Due to changes in the laws of the Peoples Republic of China (“PRC”) enacted in 2007, outstanding options as of December 31, 2008 to purchase common stock, which were granted to residents of the PRC may be restricted or void. The Company cancelled and returned the exercise price of 3,578 options tendered for exercise in 2008 and terminated the outstanding option securities, but has no obligation under the option plan or the law to settle options in exchange for a release. The Company worked with legal counsel to interpret the meaning and impact of the changes in law, which may restrict or void these stock options, but the impact of the change in law is uncertain. The Company does not believe there is any material financial or legal exposure due to the cancellation of these options.

Note 6 - Income Taxes

No provision for current and deferred income taxes has been recorded since the Company has incurred net losses from the date of inception.

At December 31, 2010 and 2009, the Company had net operating loss carryforwards for federal income tax purposes of approximately $51.7 million and $48.6 million, respectively. These carryforwards expire beginning in 2024. The Company has provided a valuation allowance at December 31, 2010 and 2009 to offset the deferred tax assets due to the uncertainty of realizing the benefits of the deferred tax assets. The valuation allowance increased $1,056,000 and $1,322,000 during 2010 and 2009, respectively. In addition, the Internal Revenue Code contains provisions that may limit the net operating loss carryforwards available for use in any given year if certain changes in ownership interest occur.

ADAPTIX, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
. DECEMBER 31, 2010 AND 2009

Note 6 - Income Taxes (Continued)

The Company’s net deferred tax assets at December 31 consist of the following components (in thousands of dollars):

The Company’s effective income tax rates for the periods presented differ from the statutory rate of 35% due primarily to the change in the deferred tax asset valuation allowance. Management believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realizability of the deferred tax assets and, accordingly, a full valuation allowance has been provided.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2009. The adoption of the standard had no material impact on the Company’s financial position or results of operations. As of December 31, 2010 and 2009, the Company believes it has no uncertain high risk tax positions, and the net operating loss carryforwards disclosed above are not limited by the change in ownership provisions of IRC Section 382 limitation on net operating loss carryforwards.

Note 7 - Stock Option Plan

In May 2005, the Company adopted an incentive stock option plan (the “Plan”). The Plan allows the Company to grant options to officers, employees, members of the board, consultants and advisors for up to 6,917,057 shares of incentive and nonqualified common stock options. Options outstanding vest over a one to four-year period and expire in ten years from the grant date. As of December 31, 2010 and 2009, there were 888,412 shares available for issuance under the Plan.

ADAPTIX, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
. DECEMBER 31, 2010 AND 2009

Note 7 - Stock Option Plan (Continued)

The following table summarizes stock option activity for the Plan for the years ended December 31, 2010 and 2009:

The weighted-average grant-date fair value of options granted during the years ended December 31, 2010 and 2009 was $0.01. As of December 31, 2010, there was $334 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a period of two years. Compensation expense of $0 and $3,000 was recognized for the years ended December 31, 2010 and 2009, respectively.

The following is a summary of stock options outstanding at December 31, 2010:

Note 8 - Other Expense

Other expense includes interest expense for the years ended December 31, 2010 and 2009.

ADAPTIX, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
. DECEMBER 31, 2010 AND 2009

Note 9 - Commitments and Contingencies

Operating Leases - The Company leases its office space and certain office equipment under noncancelable operating leases. Total rent expense under these operating leases was approximately $41,000 and $37,000 for the years ended December 31, 2010 and 2009, respectively. Future minimum lease payments under noncancelable operating leases are as follows (in thousands of dollars):

Leasing Activities - On March 23, 2009 the Company amended a non-cancelable lease agreement dated February 6, 2006 to lease office space located in Carrollton, Texas. The amended lease term started May 1, 2009 and ends July 31, 2014. As of December 31, 2010, the future minimum lease payments are $167,000.

Claims and Litigation - In the opinion of management, litigation, contingent liabilities and claims against the Company in the normal course of business are not expected to involve any judgments or settlements that would be material to the Company’s financial condition, results of operations or cash flows.

Note 10 - Retirement Plans

On July 1, 2005, Adaptix adopted the Adaptix, Inc. Retirement Savings Plan (the “401(k) Plan”), a cash-or-deferred arrangement, which covers the Company’s eligible employees who have attained the age of 21. There is no minimum service requirement. The 401(k) Plan is intended to qualify under Sections 401(a), 401(m) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), and the 401(k) Plan trust is intended to qualify under Section 501(a) of the Code.

ADAPTIX, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
. DECEMBER 31, 2010 AND 2009

Note 10 - Retirement Plans (Continued)

All contributions to the 401(k) Plan by eligible employees or by Adaptix, and the investment earnings thereon, are not taxable to such employees until withdrawn, and any contributions Adaptix, Inc. may make are expected to be deductible by the company. Adaptix’s eligible employees may elect to reduce their current eligible compensation up to 80%, subject to the maximum statutorily prescribed annual limit of $16,500 for participants under age 50 and $22,000 for participants age 50 and over for the year ended December 31, 2010, and to have such salary reductions contributed on their behalf to the 401(k) Plan. The 401(k) Plan permits, but does not require, Adaptix to make matching contributions to the 401(k) Plan. Adaptix has not contributed any matching contributions to the 401(k) Plan for the years ended December 31, 2010 and 2009.

Note 11 - Subsequent Events

On June 28, 2011, the Company issued a $500,000 convertible secured promissory note in exchange for cash from the Company’s preferred stock-holders. The note bears an interest at an annual rate of 12%, payable on demand, and collateralized by substantially all accounts, contracts, deposit accounts, documents, equipment, general intangibles, intellectual property, and investment property of the Company. The note is convertible into the Company’s Series A Convertible Preferred Stock at a conversion price of $0.90 per share.

On October 5, 2011, the Company issued a $500,000 convertible secured promissory note in exchange for cash from the Company’s preferred stock-holders. The note bears an interest at an annual rate of 12%, payable on demand, and collateralized by substantially all accounts, contracts, deposit accounts, documents, equipment, general intangibles, intellectual property, and investment property of the Company. The note is convertible into the Company’s Series A Convertible Preferred Stock at a conversion price of $0.90 per share.

On January 12, 2012, pursuant to the terms and conditions of the Agreement and Plan of Merger dated November 22, 2011 (the "Merger") among the Company and Acacia Research Group LLC, a Texas limited liability company ("ARG") and wholly-owned subsidiary of Acacia Research Corporation, completed the acquisition of Adaptix. The total consideration paid by ARG in connection with the Merger was approximately $160,000,000, of which $15,000,000 shall be held in escrow for eighteen months following the Merger as collateral to satisfy any indemnification obligations of Adaptix following the Merger.

On January 12, 2012, the Company entered into a transaction to sell certain patents to an un-related party for a cash payment of $10,000,000.